Sichuan Wetouch Technology Co. Ltd

Purchase order

No.:

Supplier:

Supplier address:

Contact person:

Tel:

Buyer: Sichuan Wetouch Technology Co. Ltd

Buyer address: Shigao, Renshou County, Meishan, Sichuan

Contact person:

Tel: 028-37390118

Date:

In accordance with the Contract Law of the People's Republic of China and relevant laws, the contract is entered into by and between the supply and purchase parties through consultation, and both parties shall abide by the terms and conditions of this Order (Contract):

1. Product name, model, quantity, amount and delivery time:

No.	Product name	Spec and No.	Unit	Unit price	Amount	Total price	delivery date
1							
2							
3							
Total amount:				Currency: RMB			

2. Settlement method and Invoice:

3. Transport method and Expenses:

The transport method shall be determined by the buyer, while the freight shall be borne by the supplier.

The risks of goods in transit shall be borne by the supplier.

4. Place of delivery

The supplier shall deliver to the factory warehouse of The Buyer (Industrial concentration area, Shigao Town, Renshou County, Meishan, Sichuan).

5. Delivery Time:

The Supplier shall complete the production of all goods within the delivery date specified in this order.If the supplier is unable to complete the production within the specified date without three days' written notice in advance

6. Packaging Standards:

The supplier shall follow the original packaging standards of the original manufacturer (supplier).

7. Acceptance Standards

If the supplier's products do not meet the acceptance standards, the supplier shall be responsible for

replacing the products or the supplier shall have the right to terminate the Agreement directly. The supplier shall notify the supplier to terminate the contract and require the supplier to assume all responsibilities.

8. Liability for Breach of Contract:

In addition to irresistible factors, regardless of whether either party of the supplier or the buyer violates the provisions of this Contract, the breaching party shall be liable for 20% of the contract amount.

9. Ways to resolve contract disputes:

Any dispute arising from the execution of this Contract shall be settled by the parties through negotiation. If no agreement can be reached through negotiation, either of the parties may file a lawsuit in the people's court of the place where the buyer has his domicile.

10. Other Provisions:

1. The Supplier must sign and seal the contract and send it back to the buyer within one business day after receiving the contract from the buyer.

2. If the supplier has any objection to the delivery date of this contract, please provide the specific delivery date when the contract is signed back.

3. See the purchase contract or agreement for other terms.

11. The signed and faxed copy of this order shall have the same effect as the original contract.

Buyer: Sichuan Wetouch Technology Co., Ltd. Supplier:

Signature/Seal: (Seal) Signature/Seal: (Seal)